As filed with the Securities and Exchange Commission on May 20, 2019

Registration No. 333-221298

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Guidewire Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4468504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1001 East Hillsdale Blvd., Suite 800

Foster City, CA 94404

Tel: (650) 357-9100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Marcus S. Ryu

President and Chief Executive Officer

1001 East Hillsdale Blvd., Suite 800

Foster City, CA 94404

Tel: (650) 357-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Kline Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 Telephone: (650) 752-3100	J. Winston King General Counsel Guidewire Software, Inc. 1001 East Hillsdale Blvd., Suite 800 Foster City, CA 94404 Telephone: (650) 357-9100

Approximate date of commencement of proposed sale to the public: None.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Deregistration of Securities

Guidewire Software, Inc. is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-221298), which was declared effective on November 2, 2017 (the “Form S-3”), to terminate the resales of the securities registered under the Form S-3.

The Form S-3 registered the resale of 1,143,925 shares of common stock of the Company by the selling stockholders identified in the prospectus included in the Form S-3. Pursuant to the Registration Rights Agreement, dated as of November 1, 2017 (the “Registration Rights Agreement”), the Company agreed to maintain the effectiveness of the Form S-3 for the earlier of six months from November 1, 2017 or the date that all of the shares registered under the Form S-3 had been sold. Such six-month period has lapsed and the Company has fulfilled its registration statement obligations in the Registration Rights Agreement. This Post-Effective Amendment No. 1 to the Form S-3 is being filed to terminate the effectiveness of the Form S-3 and to remove from registration all shares of common stock registered but not sold under the Form S-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Foster City, State of California, on May 20, 2019.

GUIDEWIRE SOFTWARE, INC.

By:	/s/ Curtis Smith
Curtis Smith
Chief Financial Officer (Principal Financial and Accounting Officer)

By:	/s/ Winston King
Winston King
General Counsel

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 of the Securities Act.